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                                                                   EXHIBIT 10.16


                        RIGHT OF FIRST REFUSAL AGREEMENT


          THIS RIGHT OF FIRST REFUSAL AGREEMENT ("Agreement"), is made this 26th day of September, 2002, by and between KC Acquisition Corporation, a New Jersey corporation, and Criticom IDC Corporation, a New Jersey corporation (hereinafter each individually a "Company" and collectively the "Companies"), and Royal Thoughts, LLC, a Minnesota limited liability company ("Royal").

RECITALS:
---------

          WHEREAS, Royal is in the business of, among other things, development of technology relating to (i) the alarm monitoring industry and (ii) other items of property that emit or could emit signals to monitor for sale, license and joint venture; and

          WHEREAS, the Companies are engaged in the business of monitoring standard burglar and fire alarm signals and other signals and devices; and

          WHEREAS, in connection with that certain merger transaction of even date herewith by and among Criticom IDC Corporation and Criticom International Corporation, the Companies have requested from Royal among other agreements a right of first refusal agreement to monitor signals that Royal is requested or given the opportunity to monitor;

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          Section 1. Right of First Refusal. Royal hereby grants to the Companies the first right to monitor Traditional Alarm Industry Signals and New Monitoring Signals (each as defined in that certain Restrictive Covenant of even date herewith executed by Royal in favor of the Companies) (individually, collectively and severally hereinafter a "Signal") that Royal itself has the opportunity to monitor or to arrange for monitoring. When and as Royal has the opportunity to monitor or to arrange for monitoring of any Signal, Royal shall notify in writing and give to the Companies a monitoring terms and conditions agreement along with a specification and price sheet for the particular Signal (collectively and severally, the "Spec Sheet"). The Spec Sheet shall be identical to that which is to be provided to any third party provider. The Companies and either of them shall, within thirty (30) calendar days after the date Royal delivers the Spec Sheet to the Companies, accept or reject in writing the opportunity to monitor the Signal on the terms offered, failing which the Companies shall be deemed to have rejected the opportunity to monitor the Signal and Royal may itself monitor the Signal or grant to another person or company such opportunity, however any such monitoring shall be solely on the identical monitoring terms and conditions agreement and pursuant to the identical specifications and pricing which were presented to the Companies in the Spec Sheet.

          The Companies agree that their acceptance of a Spec Sheet shall, to the extent contained

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within the Spec Sheet, be deemed a representation by the Companies, or either of them that accepts same, that it has the requisite skill, competence and proficiency in monitoring the Signal, failing which in a material respect Royal may to the extent set forth in the Spec Sheet at any time on ten (10) days advance written notice terminate the right of the Companies to monitor any particular Signal(s) at issue. Upon such termination, Royal may in that event itself monitor such Signal or grant to another person or company such right, all on the terms in the applicable Spec Sheet. If the Companies or either of them do not elect to accept the Spec Sheet offered by Royal as detailed above, and if the same is not bound and undertaken upon the identical Spec Sheet terms and conditions within one hundred and twenty (120) days from the expiration of the Companies' right of first refusal as hereinbefore provided, or should the terms of the monitoring of the Signal or of the Spec Sheet change in any material respect, then the same opportunity to monitor the Signal and rights of first refusal of the Companies herein shall again apply as if it was never before offered to the Companies and the above procedure shall be observed once again.

          Section 2. Term of Agreement. This Agreement shall commence of the date first set forth above and continue for a period of ten (10) years (the "Term").

          Section 3. Termination. This Agreement shall terminate upon the expiration of the Term. Notwithstanding any term, condition or provision of this Agreement to the contrary, this Agreement shall terminate upon one or more of the following events:

          (a) By mutual written agreement of the parties;

          (b) At the option of the non-breaching party, in the event that the other party hereto breaches any term, condition or provision of this Agreement to be performed or observed by such party (and in the event of a breach if limited to performance of a service for a customer only the agreement as relating to that service shall be terminable) which is not cured within thirty
(30) days after such party receives written notice from the other party hereto of such a breach or such longer period reasonably required in order to cure such breach provided the breaching party diligently pursues such cure to completion, but in no event shall such period of time be less than the period of time which is given to Royal by the Royal customer;

          (c) At the option of one party, upon any bankruptcy, reorganization, debt arrangement or other similar proceeding being instituted by or against the other party hereto, which is not dismissed or stayed within sixty (60) days thereof;

          (d) At the option of one party hereto, if the other party hereto becomes insolvent or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of it or for a substantial part of its property or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall so be appointed, which appointment shall not be dismissed or stayed within sixty (60) days therefrom; or

          (e) At the option of one party hereto, upon any execution or attachment whereby a substantial part of the property of the other party hereto is taken or attempted to be taken, which

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execution or attachment is not dismissed or stayed within sixty (60) days therefrom.

          Section 4. Indemnification.

          (a) Each of the Companies agree to indemnify and hold harmless Royal and its respective directors, officers, agents, employees and assigns, or any of them, from and against any and all liability, damages, costs, losses, claims, demands, fees and expenses (including reasonably attorneys' fees and expenses) (individually and collectively as the "Adverse Consequence"), arising out of or related to (i) monitoring of any Signals by that Company, and (ii) breach of, or failure to perform, any of its representations, warranties, covenants, commitments, agreements or obligations under this Agreement by that Company. The obligation of the Companies to indemnify Royal shall survive indefinitely the termination of this Agreement.

          (b) Royal agrees to indemnify and hold harmless the Companies and each of them and their respective directors, officers, agents, employees and assigns, or any of them, from and against any and all liability, damages, costs, losses, claims, demands, fees and expenses (including reasonably attorneys' fees and expenses) (individually and collectively as the "Adverse Consequence"), arising out of or related to (i) any of Royal's monitoring of any Signals and (ii) any of Royal's breach of, or failure to perform, any of its representations, warranties, covenants, commitments, agreements or obligations under this Agreement. The obligation of Royal to indemnify the Companies shall survive indefinitely the termination of this Agreement.

          Section 5. Miscellaneous.

          (a) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (b) Waiver, Modification or Amendment. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the party sought to be bound, and specifying with particularity the nature and extent of such waiver, modification or amendment.

          (c) Assignment. It is expressly understood and agreed that the parties may not assign their rights, remedies or obligations, in whole or in part, under this Agreement without the prior written consent of the other party, except to a parent or affiliated entity. No such assignment shall relieve the original party herein from meeting all its obligations hereunder.

          (d) Binding Nature. This Agreement is and shall be binding upon the parties hereto and their respective successors, heirs, executors, administrators or other legal representatives and permitted assigns, and shall inure to the benefit of the parties and their respective successors and permitted assigns.

          (e) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without regard to conflicts of laws provisions.

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          (f) Effect of Headings. The subject headings of the paragraphs of this
Agreement are included for purposes of convenience only and shall not effect the construction or interpretation of any of its provisions.

          (g) Severability. If any term, condition or provision of this Agreement is construed or deemed to be invalid or unenforceable for any reason, the other terms, conditions and provisions hereof shall continue to be effective and binding and this Agreement shall be construed as if the invalid or unenforceable term, condition or provision were omitted, provided that the parties hereto (and their successor's from whatever nature) agree in good faith to negotiate a substitute term, condition or provision for any such invalid or unenforceable term, condition or provision.

          (h) Ambiguity. The parties hereto agree that if any term, condition or provision of this Agreement is deemed or construed to be ambiguous, such ambiguity shall not be construed against the drafting party of this Agreement.

          (i) Remedies. No remedy for the enforcement of the terms and conditions of this Agreement is intended to be exclusive and each shall be cumulative and shall be in addition to every other remedy, and the election of any one or more remedies shall not constitute a waiver of any other remedy or an election of remedies. The terms, conditions and provisions regarding the remedies of the parties hereto shall survive the termination of this Agreement. Without limiting the generality of the immediately preceding sentence, each party shall have all legal rights and remedies for the enforcement of the terms, conditions and provisions of this Agreement, including, without limitation, the right to pursue and collect consequential damages which may arise from a party's breach of any term, condition or provision of this Agreement. The terms, conditions and provisions regarding the remedies of the parties hereto shall survive the termination of this Agreement.

          (j) Survival of Representations and Warranties. The representations and warranties of the parties set forth in Section 1 of this Agreement shall survive indefinitely the execution and termination of this Agreement.

          (k) Force Majeure. Each party is relieved and excused without damages accruing from the performance of its obligations and duties under this Agreement if such performance is prevented by any cause beyond the control of such a party, including, without limitation, illegality of performance, acts of god, acts of war, labor strikes, transportation strikes and any material or product shortages; it being the understanding and agreement, however, that any such non performance shall be excused and relieved only during the period of time such cause actually exists and for a reasonable period of time thereafter not to exceed thirty (30) days.

          (1) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Facsimile counterparts of this Agreement shall be deemed and construed to be originals of this Agreement.

          (m) Recitals. The recitals to this Agreement are hereby incorporated into this

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Agreement as if fully set forth herein.

          (n) Notices. All notices which either party hereto is required or may desire to give to the other shall be given or made to the following address for such party, or at such other address or addresses as may be designated in writing by a party to the notice provisions hereof. Notice communications may be delivered by facsimile or certified mail return receipt requested, as follows


If to Royal:                           With a copy to:

Royal Thoughts, LLC                    Krass Monroe, P.A.
1301 East 79th Street                  Suite 1100, Southpoint Office Center
Minneapolis, MN 55425                  1650 West 82nd Street
                                       Minneapolis, MN 55431-1447
                                       ATTN: John Berg, Esq.
                                       Facsimile: (952) 885-5969
If to the Companies:

KC Acquisition Corp.
Criticom IDC Corporation               With a copy to:
P.O. Box 1943
South Hackensack, N.J. 07606-0543      Shapiro & Croland
                                       Continental Plaza II
                                       411 Hackensack Avenue
                                       Hackensack, New Jersey 07601
                                       Attn: Bruce Ackerman, Esq.
                                       Facsimile: (201) 488-9481



                    (Signature Page to Immediately Follow).


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          IN WITNESS WHEREOF, the parties intending to be legally bound have executed this Agreement effective the date and year first above written.


KC Acquisition Corporation,
a New Jersey corporation


By: /s/ Thomas J. Few
     ---------------------------------

Its: President
     --------------------------------



Criticom IDC Corporation,
a New Jersey corporation


By: /s/ Thomas J. Few
    --------------------------------

Its: President
     -------------------------------



Royal Thoughts, LLC,
a Minnesota limited liability company


By: /s/ Curtis Quady
   ----------------------------------

Its: Chief Manager
    ---------------------------------



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